Exhibit 99.1

News Release

CONTACT:	Jim Eglseder (Investors) (513) 534-8424 Laura Wehby (Investors) (513) 534-7407 Debra DeCourcy, APR (Media) (513) 534-4153	FOR IMMEDIATE RELEASE March 14, 2013

Fifth Third Announces 2013 CCAR Capital Plan

No Objection from Federal Reserve to Company’s Capital Plan

Cincinnati – Fifth Third Bancorp (NASDAQ: FITB) announced today that the Board of Governors of the Federal Reserve System (“the Federal Reserve”) did not object to the proposed potential capital actions from April 1, 2013 through March 31, 2014 (the “CCAR period”) included in Fifth Third’s capital plan submitted in January under the Comprehensive Capital Analysis and Review (“CCAR”) process. Fifth Third also announced that its company-run internal stress test results under the Dodd-Frank Act stress testing rules are being disclosed on a Form 8-K published contemporaneously with this release.

In comments related to Fifth Third’s announcement regarding its 2013 capital plan under CCAR, Kevin Kabat, CEO of Fifth Third Bancorp, said, “Our capital plan reflects our strong capital base, profitability and earnings generation, which enable us to return excess capital generation to shareholders while retaining more than sufficient capital to support ongoing business opportunities and balance sheet growth. The plan included a number of potential actions which were designed and intended to maintain a strong capital position, while moving our capital structure further toward new Basel III standards and reducing our overall cost of capital and common shares outstanding. We believe our plan for capital management and retention is balanced and prudent given our expectations, our capital position under current and proposed regulatory capital rules, and the current economic outlook.”

2013 CCAR Capital Plan

Fifth Third included in its capital plan the following potential capital actions for the period beginning April 1, 2013 and ending March 31, 2014, subject to Board approval and other factors including regulatory developments and market conditions.

•	The potential increase in the quarterly common stock dividend, which will be considered by the Board at its scheduled quarterly meeting in June

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The potential repurchase of up to $750 million in trust preferred securities (TruPS), subject to the determination of a regulatory capital event, and replacement with the issuance of a similar amount of Tier 2-qualifying subordinated debt

•	The potential conversion of the $398 million in outstanding Series G 8.5 percent convertible preferred stock into approximately 35.5 million common shares issued to the holders.[1] (Note that these securities are currently accounted for under the “if-converted” method for inclusion in common shares for earnings per share reporting purposes.)

¡	If this conversion were to occur, we would intend to repurchase the common shares issued in the conversion up to $550 million in market value[2], and issue $550 million in preferred stock.

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The net effect of the potential Series G transactions described above is to produce a Tier 1 capital neutral outcome (Tier 1 common equity would be modestly reduced by $152 million). It would be approximately neutral to common shares outstanding, but would reduce diluted common shares for earnings per share reporting purposes by approximately 33.6 million shares.[3]

•	The potential repurchase of common shares in an amount up to $984 million, including any shares issued in a Series G preferred stock conversion (up to $550 million in value).[4]

¡	In addition, we would currently intend to make incremental repurchases of common shares in the amount of any after-tax gains from the sale of Vantiv, Inc. (“Vantiv”) stock.

¡	These common share repurchase plans were intended to limit the further accumulation of excess common equity capital during the CCAR period.

•	The potential issuance of an additional $500 million in preferred stock to increase the non-common portion of Tier 1 capital as defined under Basel III proposed rules

The Federal Reserve’s non-objection applies only to those actions proposed in Fifth Third’s CCAR submission to be taken from April 1, 2013 through March 31, 2014. Any actions that Fifth Third assumed as part of this CCAR submission that it may potentially take subsequent to March 31, 2014 would be subject to a subsequent CCAR plan submission and non-objection for that subsequent period. Any capital distributions, including those contemplated in the above announced actions, are subject to evaluation and approval by the Board of Directors at any given time, Fifth Third’s performance, the state of the economic environment, market conditions, regulatory factors, and other risks and uncertainties. Fifth Third has no current information and makes no representations as to whether, when or in what amounts there may be a) future gains from the sale of Vantiv stock; b) the potential for a mandatory conversion of Series G shares and issuance of replacement preferred stock; c) a regulatory capital event with respect to TruPS securities and issuance of replacement subordinated debt; d) other capital actions or distributions requiring future Board approval, future regulatory developments, or future requisite market conditions.

Disclosure of Company-Run Dodd-Frank Act Stress Test (DFAST)

Additionally, Fifth Third is disclosing the results of its company-run stress test as required by the Dodd-Frank Act stress testing rules (12 CFR Part 252), or “DFAST.” These rules require that covered companies disclose certain results from its stress test including: a description of the types of risk included in the stress test, a general description of methodologies used in the stress test, estimates of certain financial results and pro forma capital ratios, and an explanation of the most significant causes of the changes in regulatory capital ratios. Fifth Third is making these disclosures on a Form 8-K being furnished contemporaneously with this release.

[1]	Any such conversion would be subject to Fifth Third’s common stock price maintaining a level at or above the mandatory conversion price of $15.05 per share for 20 of 30 consecutive days, as of or after June 30, 2013.
[2]	Any such repurchases would be conducted under Board authorization and may be executed through open market purchases or one or more private negotiated transactions, including Rule 10b5-1 programs.
[3]	Using Fifth Third’s closing stock price on March 13, 2013 of $16.39 per share.
[4]	Our plans also included the assumption that we would issue approximately 3.5 million shares in restricted stock under employee compensation plans in 2013.

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $122 billion in assets and operates 18 affiliates with 1,321 full-service Banking Centers, including 104 Bank Mart® locations open seven days a week inside select grocery stores and 2,413 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 33% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2012, had $308 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from the separation of or the results of operations of Vantiv, LLC from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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